UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2005

MOSAIC NUTRACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Nevada	0-51434	88-0462298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Spring Valley, Suite 200, Dallas, Texas	75244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 866-0045

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 23, 2005, a special meeting of the board of directors of Mosaic Nutraceuticals Corp. (the Company”) was held at the principal office of the Company. At the special meeting of the board of directors, the board unanimously resolved to amend Article II, Section 7 of the Bylaws of the Corporation.

Prior to the amendment, Article II, Section 7 read:

“The Directors shall be allowed and paid all necessary expenses incurred in attending any meeting of the Board, but shall not receive any compensation for their services as Directors until such time as the company is able to declare and pay dividends on its capital stock.”

As amended, Article II, Section 7 now reads:

“The Directors shall be allowed and paid all necessary expenses incurred in attending any meeting of the Board.”

The amendment took effect on September 23, 2005, the date of the resolution.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3(ii)      Amended and Restated Bylaws of Mosaic Nutraceuticals Corp. effective as of September 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 3, 2005	MOSAIC NUTRACEUTICALS CORP.
(Registrant)

	BY:	/s/ Charles Townsend
CHARLES TOWNSEND
PRESIDENT AND CHIEF EXECUTIVE OFFICER